UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Globus Maritime Limited

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands	66-0757368
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

128 Vouliagmenis Avenue, 3rd Floor

166 74 Glyfada

Attica, Greece
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares, par value $0.004 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

Securities to be registered pursuant to Section 12(g) of the Act:

Item 1.	Description of Registrant’s Securities to be Registered

On September 24, 2020, Globus Maritime Limited, a Marshall Islands corporation (“we”, “us”, “our”, or the “Company”) held our annual shareholders meeting. At such meeting, an amendment and restatement of the Company’s Articles of Incorporation (the “Amendment and Restatement”) was approved, which was filed on October 22, 2020.

This Amendment No. 1 to the registration statement on Form 8-A of the Company (File No. 001-34983) originally filed with the Securities and Exchange Commission on November 24, 2010 (the “8-A”) hereby incorporates by reference the updated description of the Company’s capital stock that was contained in a Report on Form 6-K dated October 22, 2020, and thereby updates the disclosure in Item 1 of the 8-A.

ITEM 2.	EXHIBITS

1.1	Articles of Incorporation of Globus Maritime Limited (incorporated by reference to Exhibit 99.1 on Globus Maritime Limited’s Current Report on Form 6-K filed on October 22, 2020)

1.2	Amended and Restated Bylaws of Globus Maritime Limited (incorporated by reference to Exhibit 99.1 to Globus Maritime Limited’s Current Report on Form 6-K (Reg. No. 001-34985) filed on August 2, 2019)

 SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2020
GLOBUS MARITIME LIMITED

	By:	/s/ Athanasios Feidakis
	Name:	Athanasios Feidakis
	Title:	President, Chief Executive Officer and Chief Financial Officer